Press Release

CONTACTS:
Danny Herron	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

Advanced Energy To Explore Strategic Alternatives for Solar Inverter Business

Fort Collins, Colo., December 22, 2014 - Advanced Energy Industries, Inc. (NASDAQ: AEIS), a leader in precision power conversion solutions, announced today that it has started to explore strategic alternatives for its Solar Inverter business. The company is considering various options including a sale, joint venture, partnership, licensing or other alternatives including additional product line optimization and rationalization, in order to maximize shareholder value.

“As part of our annual strategic planning process, we reviewed our entire business to determine the best portfolio mix to achieve our strategic objectives and build shareholder value. We concluded that the Solar Inverter business as currently configured required a review of our strategic alternatives to capitalize on its strong product portfolio and customer relationships,” said Yuval Wasserman, President and Chief Executive Officer.

The company plans to continue offering its inverter products and services, and supporting its customers during this process. There can be no assurance that the company will enter into a transaction in the future. The company does not plan to disclose or comment on developments until it deems further disclosure to be appropriate.

As a result of the company’s strategic review and resulting retirement of certain central inverter legacy products, the company expects to record a non-cash inventory charge of between $10 and $14 million in the fourth quarter. This non-cash inventory charge will reduce net income and earnings per share on a GAAP-basis for the fourth quarter and full year 2014, but the company expects to exclude this charge from its calculation of non-GAAP net income and non-GAAP earnings per share for such periods, as a non-cash, non-recurring charge.

This press release relates to the company’s strategic review and resulting solar inverter product line optimization process. The company is not updating guidance and will discuss its fourth quarter and full year results at its regularly scheduled earnings call.

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power conversion solutions. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the exploration of strategic alternatives for our Solar Inverter business. These forward-looking statements are based on Advanced Energy’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the company’s ability to identify and execute upon a strategic alternative, current and prospective customer reaction pending a decision on a strategic alternative or once a strategic alternative is selected (if at all), including potential decreases in customer orders and sales of our solar inverters, potential disruption to the company’s operations and management that could occur leading up to and after a strategic alternative is chosen, and employee retention. Additionally, as we complete the year-end audit process, we may discover facts that would require us to record a non-cash inventory charge that is materially different from our expectations stated in this press release, or we might not be permitted to exclude such inventory charge from our calculation of non-GAAP net income and non-GAAP earnings per share. Other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

###